UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2014

PLANET PAYMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35699	13-4084693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Long Beach Blvd. Long Beach, NY	11561
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  516-670-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Due to Lady Barbara Judge’s decision not to stand for re-election to the Board of Directors (the “Board”) of Planet Payment, Inc. (the “Company”) as more fully described below, only three of the six remaining directors meet the independence requirements of the Marketplace Rules (the “NASDAQ Rules”) of the NASDAQ Stock Market (“NASDAQ”).  As a result, a majority of the  Board is not currently comprised of directors who meet the  independence  requirements as set forth in NASDAQ Rule 5605(b)(1), which requires that a NASDAQ-listed company’s board of directors consist of a majority of “independent directors” (as defined in Rule 5605(a)(2) of the NASDAQ Rules).

In accordance with NASDAQ Rule 5605(b)(1)(A), the Company has a 180-day cure period to regain compliance with NASDAQ Rule 5605(b)(1) (the “Cure Period”) and the Company notified NASDAQ of its noncompliance with NASDAQ Rule 5605(b)(1) on June 17, 2014.  Prior to the end of the Cure Period, the Board intends to appoint an additional director who is considered to be an “independent director” in accordance with the criteria set forth in Listing Rule 5605(a)(2).

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

On June 13, 2014, Lady Barbara Judge CBE notified the Board that she will not stand for re-election as a director of the Company at the Company’s 2014 Annual Meeting of Stockholders held on June 16, 2014 (the “2014 Stockholder Meeting”) and retired as a member of the Board and as a member of the Nomination and Governance Committee and Compensation Committee as of June 16, 2014 and prior to the 2014 Stockholder Meeting.  Lady Judge’s decision not to stand for re-election was due to personal reasons and was not the result of a disagreement on any matter relating to the Company’s operations, policies or practices.

As a result, in order to keep the number of directors equal among the Company’s director classes pursuant to its certificate of incorporation, effective June 16, 2014 and prior to the 2014 Stockholder Meeting, the Board appointed Carl J. Williams as a Class II director.  Mr. Williams was previously a Class I director.  The Board also decreased the Board size to six directors and reduced the size of Class I to two directors.  Mr. Williams also stood for election as a Class II director rather than a Class I director.

On June 16, 2014, the Company issued a press release announcing the retirement of Lady Judge from the Board.  The press release is being attached as Exhibit 99.01 to this Current Report on Form 8-K.

(e)

On June 16, 2014, the Company and Lady Judge entered into a Consultancy Agreement regarding Lady Judge continuing as a consultant to the Company for one year (the “Consultancy Agreement”) to assist the Company with business development relationships. The Consultancy Agreement provides that the Company will pay Lady Judge one-half of the cash amount that is paid to non-employee directors from time to time during the term of this Agreement (currently $50,000 per annum) with a minimum of $25,000 payable quarterly.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)  The 2014 Stockholder Meeting was held on Monday June 16, 2014 at 10:00 a.m. New York time, in the Company’s offices at 670 Long Beach Blvd., Long Beach, NY 11561.  Proxies for the 2014 Stockholder Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters described below were voted on at the 2014 Stockholder Meeting and the number of votes cast with respect to each matter were as indicated:

(1)           Carl J. Williams and Shane H. Kim, were each elected to serve as Class II directors of the Company for a three-year term expiring at the 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their respective earlier resignation or removal.

Carl J. Williams

Votes

For: 40,172,065

Withheld: 479,050

Broker Non-Votes: 10,722,733

Shane H. Kim

Votes

For: 39,969,961

Withheld: 681,154

Broker Non-Votes: 10,722,733

As described above, Lady Barbara Judge withdrew her name from nomination for re-election to the Board prior to the 2014 Stockholder Meeting.  Any votes that were submitted with instructions to vote for Lady Judge were disregarded.

(2)           The appointment of BDO USA, LLP, the Company’s independent registered public accounting firm, for 2014 was ratified.

Votes

For: 51,356,367

Against: 16,558

Abstained: 923

Item 9.01              Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Exhibit Title
99.01	Press release announcing decision of Lady Judge not to stand for re-election

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: June 18, 2014	By:	/s/ Graham N. Arad
		Name:	Graham N. Arad
		Title:	Director, Senior Vice President,
General Counsel